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                                                                    Exhibit 23.A


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-81772) of El Paso Energy Partners, L.P. (the "Partnership") of (i) our report dated February 28, 2002 relating to the consolidated financial statements of the Partnership and subsidiaries and (ii) our report dated February 28, 2002 relating to the financial statements of Poseidon Oil Pipeline Company L.L.C., which appear in this Form 10-K.


PRICEWATERHOUSECOOPERS, L.L.P.

Houston, Texas
March 4, 2002